                                                           Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            Registration Statement
                                     under
                          The Securities Act of 1933


                           THE BON-TON STORES, INC.
               -------------------------------------------------
            (Exact name of registrant as specified in its charter)

             Pennsylvania                               23-2835229
        ------------------------            -----------------------------------
        (State of incorporation)            (I.R.S. Employer Identification No.)

               2801 East Market Street, York, Pennsylvania 17402
               -------------------------------------------------
           (Address of principal executive offices)       (Zip Code)

        The Bon-Ton Stores, Inc. 1991 Amended and Restated Stock Option
                           and Restricted Stock Plan
     The Bon-Ton Stores, Inc. Phantom Equity Replacement Stock Option Plan
--------------------------------------------------------------------------------
                           (Full title of the plan)

                           Robert E. Stern, Esquire
                 Vice President, Secretary and General Counsel
                           The Bon-Ton Stores, Inc.
                            2801 East Market Street
                           York, Pennsylvania 17402
                           ------------------------
                    (Name and address of agent for service)

                                (717) 751-3285
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                  Copies to:

                             David Gitlin, Esquire
                      Wolf, Block, Schorr and Solis-Cohen LLP
                        Twelfth Floor Packard Building
                             111 South 15th Street
                         Philadelphia, PA  19102-2678
                                (215) 977-2284


                        CALCULATION OF REGISTRATION FEE

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                                      Proposed         Proposed
   Title of                           Maximum          Maximum            Amount of
Securities to be    Amount to be     Offering Price    Aggregate         Registration
  Registered        Registered(1)    Per Share(2)      Offering Price        Fee
----------------    -------------    --------------    --------------    ------------
Common Stock,      1,388,575 shares     $ 12.125         $ 16,836,472      $ 5,101.96
$0.01 par value

-------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended, represents the average of the high and low prices for the Common Stock on September 26, 1997, as reported on The Nasdaq National Market.

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                                    PART II
                                    -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 3.    Incorporation of Documents by Reference.
           ---------------------------------------

          The following documents filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated into this Registration Statement by reference:

           1. The Registrant's Annual Report on Form 10-K for the fiscal year ended February 1, 1997.

           2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended May 4, 1997 and August 2, 1997.

           3. The description of the Registrant's shares of Common Stock, $0.01 par value (the "Common Stock"), contained in the Registration Statement on Form 8-A dated September 11, 1991, as amended by Form 8 dated September 16, 1991, filed by the Registrant to register such securities under the Securities Exchange Act of 1934, including all amendments and reports filed for the purpose of updating such description.

               All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.    Description of Securities.
           -------------------------

          Not Applicable.

Item 5.    Interests of Named Experts and Counsel.
           --------------------------------------

          Not Applicable.


Item 6.    Indemnification of Directors and Officers.
           -----------------------------------------

          Subchapter D (Sections 1741 through 1750) of Chapter 17 the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), contains provisions for mandatory and discretionary indemnification of a corporation's directors, officers, employees and agents (collectively "Representatives"), and related matters.

          Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors, officers and other Representatives under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party or threatened to be made a party by reason of his being a Representative of the corporation or serving at the request of the corporation as a Representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 1742 provides for indemnification with respect to derivative actions similar to that provided by Section 1741. However, indemnification is not provided under Section 1742 in respect of any claim, issue or matter as to which a Representative has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, a Representative is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

          Section 1743 provides that indemnification against expenses is mandatory to the extent that a Representative has been successful on the merits or otherwise in defense of any such action or proceeding referred to in Section 1741 or 1742.

          Section 1744 provides that unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of a Representative is proper because the Representative met the applicable standard of conduct, and such determination will be made by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or by the shareholders.

          Section 1745 provides that expenses incurred by a Representative in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the BCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the Representative to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

          Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter D of Chapter 17 of the BCL shall not be deemed exclusive of any other rights to which a Representative seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

          Section 1747 grants a corporation the power to purchase and maintain insurance on behalf of any Representative against any liability incurred by him in his capacity as a Representative, whether or not the corporation would have the power to indemnify him against that liability under Subchapter D of Chapter 17 of the BCL.

          Sections 1748 and 1749 apply the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the BCL to successor corporations resulting from consolidation, merger or division and to service as a representative of a corporation or an employee benefit plan.

          Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter D of Chapter 17 of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Representative and shall inure to the benefit of the heirs and personal representatives of such Representative.

          Section 7-2 of the Registrant's Bylaws provides that the Registrant will indemnify any director or officer of the Registrant to the fullest extent permitted by Pennsylvania law against all expense, liability and loss reasonably incurred or suffered by such person in connection with any threatened, pending or completed action, suit or proceeding (a "Proceeding") involving such person by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request or for the benefit of the Registrant in any capacity for another corporation or other enterprise. No indemnification pursuant to Section 7-2 may be made, however, in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

          Section 7-2 further provides that the right to indemnification includes the right to have the expenses incurred by the indemnified person in defending any Proceeding paid by the

Corporation in advance of the final disposition of the Proceeding to the fullest extent permitted by Pennsylvania law. In addition, Section 7-2 provides that the Registrant may purchase and maintain insurance for the benefit of any person on behalf of whom insurance is permitted to be purchased by Pennsylvania law against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person under Pennsylvania or other law. The Registrant may also purchase and maintain insurance to insure its indemnification obligations, whether arising under the Bylaws or otherwise. In addition, Section 7-2 states that the Registrant may create a fund of any nature to secure in any manner its indemnification obligations, whether arising under the Bylaws or otherwise.

          Section 7-3 of the Registrant's Bylaws states that the provisions of the Bylaws relating to indemnification constitute a contract between the Registrant and each of its directors and officers which may be modified as to any director or officer only with that person's consent. Further, any repeal or amendment of the indemnification provisions of the Bylaws adverse to any director or officer shall apply only on a prospective basis. In addition, no repeal or amendment of the Bylaws may affect the indemnification provisions so as to reduce or limit indemnification in any manner unless adopted by (a) the unanimous vote of the directors of the Registrant then serving or (b) the affirmative vote of shareholders entitled to cast not less than a majority of the votes that all shareholders are entitled to cast in the election of directors, provided that no such amendment will have a retroactive effect inconsistent with the preceding sentence.

          Section 7-4 of the Registrant's Bylaws states that references in
Section 7-2 and 7-3 to Pennsylvania law or any provision thereof shall be to such law in effect on the date such sections were adopted or as such law may thereafter be changed, provided that in the case of any change in law which expands the liability of directors or limits the rights to indemnification or the advancement of expenses, the rights to limited liability, indemnification and advancement of expenses shall continue to the extent provided by law and that if such change permits the Registrant, without further action by shareholders or directors, to limit further the liability of directors or officers or to provide broader rights of indemnification or advancement of expenses, then the liability shall be limited and the rights to indemnification and advancement of expenses shall be broadened to the extent permitted by law.

          The Registrant has purchased directors and officers liability insurance for its directors and officers.


Item 7.    Exemption from Registration Claimed.
           -----------------------------------

          Not Applicable.

Item 8.    Exhibits.
           --------

          The following Exhibits are filed as part of this Registration
Statement:

           Exhibit No.
           ----------


                 4.1 The Bon-Ton Stores, Inc. 1991 Amended and Restated Stock Option and Restricted Stock Plan.

                 4.2 The Bon-Ton Stores, Inc. Phantom Equity Replacement Stock Option Plan (incorporated by reference to
                             Exhibit 10.18 to the Registrant's Registration Statement on Form S-1, File No. 33-42142).

                 5           Opinion of Wolf, Block, Schorr and Solis-Cohen LLP.

                 23.1 Consent of Arthur Andersen LLP, independent accountants.

                 23.2 Consent of Wolf, Block, Schorr and Solis-Cohen LLP (contained in Exhibit 5).

                 24 Power of Attorney (included on signature page in Part II of the Registration Statement).

Item 9.    Undertakings.
           ------------

          The undersigned Registrant hereby undertakes:

           1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY
                       --------------------------------

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in York, Pennsylvania, on September 23, 1997.


                                       THE BON-TON STORES, INC.


                                       By: /s/ Heywood L. Wilansky
                                          -----------------------------------
                                          Heywood L. Wilansky, President and
                                          Chief Executive Officer

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Gleim, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including, without limitation, post-effective amendments to this Registration Statement), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on the date indicated.

         Signature                               Title                       Date
         ---------                               -----                       ----

/s/ Heywood L. Wilansky            President, Chief Executive Officer     September 23, 1997
----------------------------
Heywood L. Wilansky                and Director (Principal Executive
                                   Officer)

/s/ M. Thomas Grumbacher           Director                               September 23, 1997
----------------------------
M. Thomas Grumbacher


        Signature                              Title                        Date
        ---------                              -----                        ----


/s/ Michael L. Gleim               Vice Chairman, Chief Operating         September 23, 1997
----------------------------       Officer and Director
Michael L. Gleim



/s/ Samuel J. Gerson               Director                               September 23, 1997
-----------------------------
Samuel J. Gerson



/s/ Roger S. Hillas                Director                               September 23, 1997
-----------------------------
Roger S. Hillas




/s/ Lawrence J. Ring               Director                               September 23, 1997
-----------------------------
Lawrence J. Ring



/s/ Leon D. Starr                  Director                               September 23, 1997
-----------------------------
Leon D. Starr



/s/ Leon F. Winbigler              Director                               September 23, 1997
-----------------------------
Leon F. Winbigler



/s/ James H. Baireuther            Senior Vice President                  September 23, 1997
-----------------------------      and Chief Financial
James H. Baireuther                Officer (Principal
                                   Financial and Accounting
                                   Officer)


                           THE BON-TON STORES, INC.
                    1991 AMENDED AND RESTATED STOCK OPTION
                         AND RESTRICTED STOCK PLAN AND
     THE BON-TON STORES, INC. PHANTOM EQUITY REPLACEMENT STOCK OPTION PLAN

                      REGISTRATION STATEMENT ON FORM S-8


                                 EXHIBIT INDEX



Exhibit No.      Document
-----------      --------

  4.1 The Bon-Ton Stores, Inc. 1991 Amended and Restated Stock Option and Restricted Stock Plan.

  4.2 The Bon-Ton Stores, Inc. Phantom Equity Replacement Stock Option Plan (incorporated by reference to Exhibit 10.18 to the Registrant's Registration Statement on Form S-1, File No. 33-42142).

  5              Opinion of Wolf, Block, Schorr and Solis-Cohen LLP.

 23.1            Consent of Arthur Andersen LLP, independent accountants.

 23.2            Consent of Wolf, Block, Schorr and Solis-Cohen (contained in
                 Exhibit 5).

 24 Power of Attorney (included on signature page in Part II of the Registration Statement).